Exhibit 10.84
AMENDMENT NO. 5
STARTEK, INC.
STOCK OPTION PLAN
This Amendment No. 5 is effective as of January 5, 2007 with respect to the Stock Option Plan (the “Plan”) of StarTek, Inc. (the “Company”).
The Board of Directors of the Company approved an amendment to Section 5(a) and Section 6(a) of the Plan to permit the Committee to grant Options under the Plan with expiration terms that differ from those set forth in the Plan.
All defined terms not otherwise defined herein shall have the meanings set forth in the Plan.
The Plan is hereby amended as follows:
1. The first line of Section 5(a) of the Plan is amended to read in its entirety as follows:
“(a) OPTION PERIOD. Except as otherwise established by the Committee at the time when an ISO is granted, each ISO will expire as of the earliest of:”
2. The first line of Section 6(a) of the Plan is amended to read in its entirety as follows:
“(a) OPTION PERIOD. Except as otherwise established by the Committee at the time when a NSO is granted, each NSO will expire as of the earliest of:”
Except as amended hereby, the Plan is unchanged and remains in full force and effect.